                                                               EXHIBIT (a)(1)(K)




                                Business Objects
                     Offer to renounce the right to options

                                                       Version 2.8



                                Business Objects(R)
                      First in e-Business Intelligence(TM)

Meeting Agenda


1.      ELIGIBILITY

2.      OVERVIEW OF THE OFFER

3.      TERMS OF NEW OPTIONS

4.      CHANGE-IN-CONTROL

5.      ELECTION PROCESS AND WITHDRAWALS

6.      LEAVING EMPLOYMENT

7.      PERSONAL DECISION TO PARTICIPATE


** THIS PRESENTATION IS ONLY INTENDED TO BE A SUMMARY OF THE SCHEDULE TO ORIGINALLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OCTOBER 11, 2002, AND ITS EXHIBITS (COLLECTIVELY, THE "OFFER"), INCLUDING BUT NOT LIMITED TO THE OFFER TO GRANT, DATED OCTOBER 11, 2002, AND THE FORM OF LETTER OF TRANSMITTAL, AND INCLUDING ANY AMENDMENTS TO THE OFFER. SOME RULES ARE DESCRIBED IN ABBREVIATED FORM AND OTHERS ARE NOT MENTIONED AT ALL. IF THERE IS ANY AMBIGUITY IN THIS PRESENTATION OR IF THERE IS ANY CONFLICT BETWEEN THIS PRESENTATION AND THE OFFER, THEN THE OFFER WILL GOVERN. WE STRONGLY ENCOURAGE YOU TO READ CAREFULLY THE OFFER TO GRANT AND THE OTHER DOCUMENTS ATTACHED AS EXHIBITS TO THE SCHEDULE TO PREVIOUSLY DELIVERED TO YOU BEFORE MAKING YOUR DECISION



                                    SLIDE 2

What is the purpose of this offer?


- TO PROVIDE EMPLOYEES WITH THE OPPORTUNITY TO RENOUNCE THE RIGHT TO UNDERWATER OPTIONS WITH AN EXERCISE PRICE OF AT LEAST (Euro)30.00 PER SHARE FOR A FEWER NUMBER OF NEW OPTIONS WITH A NEW EXERCISE PRICE THAT OVER TIME MAY HAVE A GREATER POTENTIAL TO INCREASE IN VALUE



                                    SLIDE 3

Who is eligible to participate?

-       YOU ARE ELIGIBLE TO PARTICIPATE IF:

        - YOU ARE AN EMPLOYEE OF ANY BOBJ COMPANY, EXCEPT FRANCE, SWITZERLAND AND SWEDEN, AND

        -       YOU ARE AN EMPLOYEE ON THE CANCELLATION DATE OF THE OLD OPTIONS,
                AND

        -       YOU HOLD OPTIONS WITH AN EXERCISE PRICE OF (Euro)30.00 PER SHARE
                OR MORE

- EXECUTIVE OFFICERS WHO ARE ALSO MEMBERS OF THE BOARD OF BUSINESS OBJECTS S.A. ARE NOT ELIGIBLE



                                    SLIDE 4

Overview of the Offer


- YOU CAN ELECT TO HAVE YOUR OPTIONS WITH AN EXERCISE PRICE OF (EURO)30.00 OR MORE PER SHARE ("OLD OPTIONS") CANCELLED.

-       YOUR ELECTION IS VOLUNTARY.

- IF YOU MAKE THE ELECTION, YOU WILL RECEIVE A FEWER NUMBER OF NEW OPTIONS ("NEW OPTIONS") WITH A NEW EXERCISE PRICE BASED ON THE MARKET VALUE OF BOBJ STOCK AT THE TIME OF GRANT.

-       CANCELLATION OF OLD OPTIONS IS SCHEDULED FOR NOVEMBER 13, 2002.

- FOR ACCOUNTING REASONS, THE NEW OPTIONS WILL NOT BE GRANTED BEFORE AT LEAST 6 MONTH + 1 DAY AFTER THE CANCELLATION DATE. NEW OPTIONS ARE EXPECTED TO BE GRANTED ON OR ABOUT MAY 15, 2003.

- YOU HAVE UNTIL 11:59 P.M. NEW YORK TIME ON NOVEMBER 12, 2002 TO ELECT TO HAVE YOUR OLD OPTIONS CANCELLED.



                                    SLIDE 5

- THE NEW OPTIONS WILL HAVE SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS YOUR OLD OPTIONS, EXCEPT FOR:

        -       NUMBER OF SHARES SUBJECT TO THE NEW OPTIONS

        -       EXERCISE PRICE

        -       NEW GRANT DATE

- IF YOU ELECT TO HAVE ANY OF YOUR OLD OPTIONS CANCELLED, ALL OPTIONS, IF ANY, GRANTED TO YOU ON OR AFTER APRIL 10, 2002 WILL BE AUTOMATICALLY CANCELLED EVEN IF THESE OPTIONS HAVE AN EXERCISE PRICE OF LESS THAN
        (EURO)30.00 PER SHARE.

- IF YOU ELECT TO HAVE ANY OF YOUR OLD OPTIONS CANCELLED, YOU WILL NOT BE ELIGIBLE TO RECEIVE ANY ADDITIONAL OPTION GRANT BEFORE MAY 15, 2003 AT THE EARLIEST.


                                    SLIDE 6

Which Options Can Be Cancelled?

-       OUTSTANDING OLD OPTIONS WITH AN EXERCISE PRICE OF AT LEAST (EURO)30.00
        PER SHARE

-       YOU CAN CHOOSE TO CANCEL ONE OR MORE OLD OPTIONS

- IF YOU CHOOSE TO CANCEL AN OLD OPTION, YOU MUST CANCEL THE ENTIRE OLD OPTION; YOU CANNOT CANCEL A PORTION OF IT

- YOUR ELECTION TO CANCEL ONE OPTION GRANT AUTOMATICALLY TRIGGERS, FOR ACCOUNTING REASONS:

        -       THE CANCELLATION OF OTHER OPTIONS GRANTED ON THE SAME DAY

        -       THE CANCELLATION OF OPTIONS GRANTED ON OR AFTER APRIL 10, 02



                                    SLIDE 7

What are the Features of the New Options?


- THE NEW OPTIONS WILL HAVE SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE OLD OPTIONS EXCEPT FOR:

        -       NUMBER OF SHARES SUBJECT TO THE NEW OPTIONS

        -       EXERCISE PRICE

        -       NEW GRANT DATE

- EACH NEW OPTION WILL HAVE SUBSTANTIALLY THE SAME VESTING SCHEDULE AND VESTING COMMENCEMENT DATE AS THE OLD OPTION



                                    SLIDE 8

How Many New Options will be Granted?

- THE NUMBER OF NEW OPTIONS WILL BE A FRACTION OF THE NUMBER OF OLD (UNEXERCISED) OPTIONS, WHICH IS DETERMINED BASED ON THE EXERCISE PRICE OF THE OLD OPTION:


             EXERCISE PRICE OF
             CANCELLED OPTIONS                                             APPLICABLE PERCENTAGE
             -----------------                                             ---------------------

               (EURO)30.00-39.99                                                     50%

               (EURO)40.00-49.99                                                     33%

               (EURO)50.00-59.99                                                     25%

               (EURO)60.00 AND ABOVE                                                 20%

               OPTIONS GRANTED SINCE APRIL 10, 2002                                  67%
               WITH AN EXERCISE PRICE OF LESS THAN
               (EURO)30.00



                                     SLIDE 9

What is the Exercise Price of the New Option?


- FOR ELIGIBLE EMPLOYEES OTHER THAN ITALY-BASED EMPLOYEES THE EXERCISE PRICE PER SHARE OF THE NEW OPTIONS WILL BE AT LEAST THE HIGHER OF:

        - 100% OF THE CLOSING PRICE OF OUR SHARES AS REPORTED ON THE PREMIER MARCHE OF EURONEXT PARIS S.A. ON THE LAST TRADING DAY BEFORE THE GRANT, OR

        - 80% OF THE AVERAGE CLOSING PROVE OF OUR SHARES ON THAT MARKET OVER THE TWENTY TRADING DAYS BEFORE THE GRANT DATE.



                                    SLIDE 10

Exercise Price of the New Option continued


- FOR ELIGIBLE EMPLOYEES WHO ARE ITALY-BASED EMPLOYEES, THE EXERCISE PRICE PER SHARE OF THE NEW OPTIONS WILL BE AT LEAST THE HIGHER OF:

        - 100% OF THE CLOSING PRICE OF OUR SHARES AS REPORTED ON THE PREMIER MARCHE OF EURONEXT PARIS S.A. OVER THE THIRTY DAYS BEFORE THE GRANT DATE, OR

        - 80% OF THE AVERAGE CLOSING PROVE OF OUR SHARES ON THAT MARKET OVER THE TWENTY TRADING DAYS BEFORE THE GRANT DATE, OR

        - 100% OF THE CLOSING PRICE ON THAT MARKET ON THE LAST TRADING DAY PRIOR TO THE GRANT DATE.



                                    SLIDE 11

Can I Have an Example?


ASSUMPTIONS:


-       YOUR GRANT DATE: JULY 26, 2000

-       YOUR OUTSTANDING OLD OPTION: 2,000 SHARES

-       YOUR OUTSTANDING OLD OPTION EXERCISE PRICE: (Euro)38.00 PER SHARE

-       YOUR ORIGINAL VESTING SCHEDULE: 500 SHARES VEST JULY 26, 2001, THEN
        41.66 SHARES VEST MONTHLY THEREAFTER

-       HYPOTHETICAL STOCK PRICE ON NEW OPTION GRANT DATE: (Euro)25.00

-       NUMBER OF NEW OPTIONS: OPTIONS RENOUNCED * 50%



                                    SLIDE 12

Example continued


ASSUMPTIONS:


-       YOU ELECT TO HAVE YOUR OLD OPTION CANCELLED

- ON THE NEW OPTION GRANT DATE (ASSUMING MAY 15, 2003), YOU WILL BE GRANTED A NEW OPTION WITH THE FOLLOWING TERMS:


-       NEW OPTION: 1,000 SHARES (i.e.: 2,000 * .50 = 1,000)

-       NEW OPTION EXERCISE PRICE: (Euro)25.00 PER SHARE

- NEW OPTION VESTING SCHEDULE: 687 SHARES VESTED ON MAY 15, 2003 AND 20.83 SHARES VEST ON MONTHLY BASIS THEREAFTER



                                    SLIDE 13

Example continued


FEATURES                                         OLD OPTION                         NEW OPTION
--------                                     -------------------                  -------------------
NO. OF SHARES                                         2000                                 1000

EXERCISE PRICE                                 (Euro)38.00                          (Euro)25.00

VESTING SCHEDULE                             1375 SHARES VESTED                    687 SHARES VEST
                                              5/15/03 AND 41.66                    05/15/03 AND 20.83
                                             SHARES VEST MONTHLY                  SHARES VEST MONTHLY
                                                  THEREAFTER                           THEREAFTER



                                    SLIDE 14

What type of Option is My New Option?

- FOR US TAX RESIDENTS: IF YOUR EXISTING OPTION ARE ISO's, YOUR NEW OPTION WILL BE GRANTED AS ISO's TO THE MAXIMUM EXTENT THEY QUALIFY AS ISO's UNDER THE U.S. TAX LAWS ON THE DATE OF THE GRANT



                                    SLIDE 15

What Happens if there is a Change-in-Control?


- THE PROMISE TO GRANT NEW STOCK OPTIONS WHICH WE WILL GIVE YOU IS A BINDING COMMITMENT, AND ANY SUCCESSOR TO OUR COMPANY WILL HONOR THE COMMITMENT

- IF A CHANGE-IN-CONTROL OF BUSINESS OBJECTS OCCURRED AND THE SURVIVING CORPORATION INHERITS OUR OBLIGATION TO GRANT THE NEW OPTIONS, THE NEW OPTION WOULD:

        -       COVER SHARES OF THE SURVIVING CORPORATION

        - COVER THE NUMBER OF SHARES YOU WOULD HAVE RECEIVED IN THE OFFER MULTIPLIED BY THE EXCHANGE RATIO USED IN THE MERGER

        - HAVE AND EXERCISE PRICE EQUAL TO THE MARKET PRICE OF THE SURVIVING CORPORATION'S STOCK ON THE GRANT DATE



                                    SLIDE 16

How do I Elect to Participate?

-       YOU MUST PROPERLY COMPLETE AND SIGN THE ELECTION FORM

-       YOU ARE RESPONSIBLE FOR MAKING SURE THAT THE ELECTION FORM (OR A FAXED
        COPY) IS RECEIVED BY EMILY CAYAS IN STOCK ADMINISTRATION BY 11:59 P.M.,
        NEW YORK CITY TIME, ON NOVEMBER 12, 2002                    -----------
        ----------------------------------------

-       BUSINESS OBJECTS STOCK ADMINISTRATION:

               EMILY CAYAS
               FAX: (408) 894-6522 OR (408) 894-6537
               MAIL: BUSINESS OBJECTS AMERICAS
                     3030 ORCHARD PKWY
                     SAN JOSE, CA 95134

- IF YOU DO NOT DELIVER THE ELECTION FORM (OR A FAXED COPY) TO BUSINESS OBJECTS STOCK ADMINISTRATION BY THE DEADLINE, THEN YOU WILL NOT PARTICIPATE IN THE OFFER AND YOUR OUTSTANDING BUSINESS OBJECTS OPTIONS WILL REMAIN INTACT AT THEIR ORIGINAL EXERCISE PRICE AND ORIGINAL TERMS



                                    SLIDE 17

Can I Withdraw My Election to Renounce?


- YOU MAY WITHDRAW YOUR ELECTION AT ANY TIME BEFORE THE OFFER EXPIRES AT 11:59 P.M. NEW YORK CITY TIME, ON NOVEMBER 12, 2002

- TO WITHDRAW YOUR ELECTION, YOU MUST DELIVER A SIGNED NOTICE OF WITHDRAWAL (OR A FAXED COPY) TO BUSINESS OBJECTS STOCK ADMINISTRATION

- ONCE YOU HAVE WITHDRAWN YOUR ELECTION, YOU MAY RE-ELECT TO HAVE YOUR OLD OPTIONS CANCELLED BY AGAIN FOLLOWING THE DELIVERY PROCEDURES DESCRIBED IN THE PREVIOUS SLIDE



                                    SLIDE 18

What if I leave Business Objects?


- IF YOU LEAVE BUSINESS OBJECTS OR ONE OF ITS SUBSIDIARIES VOLUNTARILY, INVOLUNTARILY OR FOR ANY OTHER REASON, BEFORE THIS OFFER EXPIRES AT
                                               ------
        11:59 P.M., NEW YORK CITY TIME, ON NOVEMBER 12, 2002, YOUR ELECTION WILL BE AUTOMATICALLY REVOKED

- IF YOU LEAVE BUSINESS OBJECTS OR ONE OUR SUBSIDIARIES VOLUNTARILY, INVOLUNTARILY OR FOR ANY OTHER REASON, BETWEEN THE CANCELLATION DATE AND THE NEW OPTION GRANT DATE, YOU WILL NOT HAVE ANY RIGHT TO ANY OLD OPTIONS YOU ELECTED TO CANCEL AND YOU WILL NOT RECEIVE ANY NEW OPTIONS


- YOU ALSO WILL NOT RECEIVE ANY OTHER CONSIDERATION FOR THE OLD OPTIONS YOU ELECTED TO CANCEL IF YOU ARE NOT AN EMPLOYEE ON THE NEW OPTION GRANT DATE



                                    SLIDE 19

How do I Decide Whether to Participate or Not ?

-       THIS IS A PERSONAL DECISION

- THE PROGRAM DOES HAVE CONSIDERABLE RISK, AND THERE ARE NO GUARANTEES OF OUR FUTURE STOCK PERFORMANCE

- YOU SHOULD READ THE OFFER TO GRANT PREVIOUSLY DELIVERED TO YOU, INCLUDING THE SECTION "CERTAIN RISKS OF PARTICIPATING IN THE OFFER" BEGINNING ON PAGE 10 OF THAT DOCUMENT

- BUSINESS OBJECTS AND OUR BOARD OF DIRECTORS HAVE NOT MADE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD PARTICIPATE IN THIS OFFER



                                    SLIDE 20

                                Business Objects


                            Thank you for your time






                              BUSINESS OBJECTS(R)

                      First in e-Business Intelligence(TM)

Option Exchange Model

Although our Board of Directors has approved the offer exchange program, we nor our board of Directors makes any recommendation as to whether you should renounce or not renounce your right to the benefit of the options. You must make your own decision whether or not to renounce your right to the benefit of the option. We strongly urge you to read the offer document and related email to eligible employees, the election form and the notice of withdrawal before making a decision. For a summary of the risks relating to the offer, please see "certain risks of participating in the offer" beginning on page 10 of the offer document. The company implies no assumptions of option price or grant price under this model. All assumptions are made by you the employee. For questions regarding tax implications or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor.

E 0.00           Anticipated Option Issue Price May 2003(1)


GRANT #1

    0             Original Number of Shares(2)

    0%            Exchange Multiplier(3)

    0             New Exchanged # Shares

 E 0.00           Original Option Price(4)

GRANT #2 IF APPLICABLE

    0             Original Number of Shares(5)

    0%            Exchange Multiplier(6)

   0.0            New Exchaged # Shares

 E 0.00           Original Option Price(7)

OPTION EXCHANGE RATIO


Option Grant Price Euros       Exchange Multiplier
30-39.99                         50%
40-49.9                          33%
50-59.99                         25%
60 Plus                          20%
< 30 since 6/10/02               67%


STOCK GRANT #1


STOCK PRICE       E 0.00  E 5.00  E 10.00  E 15.00  E 20.00  E 25.00  E 30.00  E 35.00  E 40.00  E 45.00  E 50.00  E 55.00  E 60.00
                  ------  ------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Original Options  $ -     $ -     $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -
New Options       $ -     $ -     $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -


STOCK GRANT #2 (IF APPLICABLE)


STOCK PRICE       E 0.00  E 5.00  E 10.00  E 15.00  E 20.00  E 25.00  E 30.00  E 35.00  E 40.00  E 45.00  E 50.00  E 55.00  E 60.00
                  ------  ------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Original Options  $ -     $ -     $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -
New Options       $ -     $ -     $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -


SUM OF GRANTS #1 AND #2(8)

EXCHANGE
ANALYSIS          E 0.00  E 5.00  E 10.00  E 15.00  E 20.00  E 25.00  E 30.00  E 35.00  E 40.00  E 45.00  E 50.00  E 55.00  E 60.00
                  ------  ------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------  -------
Original Options  $ -     $ -     $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -
New Options       $ -     $ -     $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -      $ -

1     Insert your anticipated option issue price in May 2003

2     Insert number of options granted to you from original grant

3 Insert Exchange multiplier % from table below based upon Original Option Grant Price

4     Insert Original grant price

5     Insert number of options issued to you on second grant if applicable

6 Insert Exchange multiplier % from table below based upon Second Option Grant Price

7     Insert option grant price of second grant

8 This Analysis shows you the potential value you MAY have in your options at varying option price points based upon holding on to original options or participating in the exchange program.

      This analysis will vary based upon the option price YOU anticipate at time of regrant in May 2003.